                                                                 Exhibit (h.15)

                           ING FINANCIAL ADVISERS, LLC

                                  AMENDMENT TO
                         DISTRIBUTION SERVICES AGREEMENT


                                                                 [INSERT DATE]


[SERVICE ORGANIZATION ADDRESS]


Ladies and Gentlemen:

We wish to amend the Distribution Services Agreement dated as of the ___ day of _____, 200_ by and between ING Financial Advisers, LLC (the "Distributor") and
______________________.

We hereby amend the Agreement in the following form:

         1. By replacing the existing Schedule A with the Schedule A attached hereto.

         2. All of the other provisions contained in the Agreement shall remain in full force and effect.



                                    ING Financial Advisers, LLC


                  Date:             By:
                                             --------------------------
                                    Name:
                                    Title:


Accepted and Agreed to:

Name:

Address

City:             State:            Zip:

Telephone Number:

Name of Authorized Officer:           Title:

Date:                               Authorized Officer Signature
       ---------------------                                       ------------

                                   SCHEDULE A

Adviser Class shares of the following ING Partners, Inc. portfolios:         Annual Rate

         Alger Growth Portfolio                                                 0.25%
         Alger Aggressive Growth Portfolio                                      0.25%
         American Century Small Cap Value Portfolio                             0.25%
         Baron Small Cap Growth Portfolio                                       0.25%
         Brinson Tactical Asset Allocation Portfolio                            0.25%
         DSI Enhanced Index Portfolio                                           0.25%
         Goldman Sachs(R)Capital Growth Portfolio                               0.25%
         JPMorgan Mid Cap Value Portfolio                                       0.25%
         MFS Capital Opportunities Portfolio                                    0.25%
         Salomon Brothers Aggressive Growth Portfolio                           0.25%
         MFS Global Growth Portfolio                                            0.25%
         MFS Research Equity Portfolio                                          0.25%
         OpCap Balanced Value Portfolio                                         0.25%
         PIMCO Total Return Portfolio                                           0.25%
         Salomon Brothers Investors Value Portfolio                             0.25%
         Salomon Brothers Fundamental Value Portfolio                           0.25%
         JP Morgan Fleming International Growth Portfolio                       0.25%
         T. Rowe Price Growth Equity Portfolio                                  0.25%
         Van Kampen Comstock Portfolio                                          0.25%
         [Alger Capital Appreciation Portfolio]                                 [0.25%]
         [Goldman Sachs Core(R)Equity Portfolio]                                [0.25%]

--------
*Goldman Sachs(R) is a registered service mark of Goldman, Sachs & Co., and it is used by agreement with Goldman, Sachs & Co.